EXHIBIT 99.1

NEWS RELEASE

Superior Group of Companies, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

FOR IMMEDIATE RELEASE

SUPERIOR GROUP of COMPANIES, INC. REPORTS THIRD QUARTER

OPERATING RESULTS

●	Record Earnings Per Share at $0.39
●	Net Sales Increase of 41.4 percent
●	24th Consecutive Quarterly Sales Increase

SEMINOLE, Florida – October 25, 2018 - Superior Group of Companies, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories (the “Company”), today announced that for the third quarter ended September 30, 2018, net sales increased 41.4 percent to $95.9 million compared with 2017 third quarter net sales of $67.8 million. Net income for the 2018 third quarter was $6.1 million, or $0.39 per diluted share, compared with $5.0 million, or $0.33 per diluted share, reported for the quarter ended September 30, 2017.

Michael Benstock, Chief Executive Officer commented, “The strategic benefits of our 2017 and 2018 acquisitions remain clear, and we are well positioned for future sales and earnings growth as a result. We remain focused on continuing to successfully integrate these businesses to provide additional sales and operational efficiencies across our company portfolio. We are confident that this strategy will provide long term benefits to our stakeholders.

While organic growth within our Uniform and Promotional Products segments was lower than anticipated, we are bullish on the long term outlook for these segments, and believe our current investments in these segments will provide significant returns for the Company in the future.

The Office Gurus, our Remote Staffing segment reported another outstanding quarter with sales growth in excess of 35% as they continue to expand through both new customer acquisition and existing customer sales.

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During the quarter we also hired a new Chief Financial Officer, Michael Attinella. Mike is an accomplished finance executive with significant public company and operational expertise.  We are thrilled to have someone with his background and proven experience join Superior’s leadership team.”

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Thursday, October 25, 2018 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superiorgroupofcompanies.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on November 1, 2018. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10124470 for all replay access.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™, formerly Superior Uniform Group, established in 1920, is a combination of companies that help customers unlock the power of their brands by creating extraordinary brand experiences for employees and customers. It provides customized support for each of its divisions through its shared services model.

Fashion Seal Healthcare®, HPI™ and CID Resources are signature uniform brands of Superior Group of Companies. Each is one of America’s leading providers of uniforms and image apparel in the markets it serves. They specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every day, more than 6 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions® and Public Identity® are signature promotional products and branded merchandise brands of Superior Group of Companies. They provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

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The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for its customers in order to accelerate their growth and improve their customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, provides unparalleled support for its customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of its business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:
Mike Attinella CFO & Treasurer (727) 803-7170	OR	Hala Elsherbini Halliburton Investor Relations (972) 458-8000

Comparative figures are as follows:

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SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE MONTHS ENDED SEPTEMBER 30,
(Unaudited)
(In thousands, except shares and per share data)

	2018	2017

Net sales	$95,870	$67,773

Costs and expenses:
Cost of goods sold	62,070	42,984
Selling and administrative expenses	25,482	17,386
Other periodic pension costs	96	348
Interest expense	940	213
	88,588	60,931

Gain on sale of property, plant and equipment	-	-

Income before taxes on income	7,282	6,842
Income tax expense	1,160	1,880

Net income	$6,122	$4,962

Weighted average number of shares outstanding during the period
(Basic)	15,010,660	14,573,813
(Diluted)	15,499,894	15,229,722
Per Share Data:
Basic
Net income	$0.41	$0.34
Diluted
Net income	$0.39	$0.33

Cash dividends per common share	$0.100	$0.095

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SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)
(In thousands, except shares and per share data)

	2018	2017

Net sales	$251,349	$194,365

Costs and expenses:
Cost of goods sold	163,396	123,987
Selling and administrative expenses	69,991	51,809
Other periodic pension costs	289	1,046
Interest expense	1,974	593
	235,650	177,435

Gain on sale of property, plant and equipment	-	1,018

Income before taxes on income	15,699	17,948
Income tax expense	3,310	4,810

Net income	$12,389	$13,138

Weighted average number of shares outstanding during the period
(Basic)	14,929,513	14,475,311
(Diluted)	15,505,642	15,066,616
Per Share Data:
Basic
Net income	$0.83	$0.91
Diluted
Net income	$0.80	$0.87

Cash dividends per common share	$0.290	$0.270

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SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	September 30,
	2018	December 31,
	(Unaudited)	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,296	$8,130
Accounts receivable, less allowance for doubtful accounts of $1,810 and $ 1,382, respectively	65,023	50,569
Accounts receivable - other	2,249	1,848
Inventories	65,057	64,979
Contract assets	49,605	-
Prepaid expenses and other current assets	10,756	11,011
TOTAL CURRENT ASSETS	194,986	136,537

PROPERTY, PLANT AND EQUIPMENT, NET	28,961	26,844
OTHER INTANGIBLE ASSETS, NET	67,279	29,061
GOODWILL	33,835	16,032
DEFERRED INCOME TAXES	-	2,900
OTHER ASSETS	9,969	7,564
	$335,030	$218,938

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$25,024	$19,752
Other current liabilities	14,804	12,409
Current portion of long-term debt	6,000	6,000
Current portion of acquisition-related contingent liabilities	791	3,061
TOTAL CURRENT LIABILITIES	46,619	41,222

LONG-TERM DEBT	112,224	32,933
LONG-TERM PENSION LIABILITY	7,761	8,319
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITIES	5,301	7,283
DEFERRED INCOME TAXES	8,525	-
OTHER LONG-TERM LIABILITIES	3,891	4,213
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)		-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 15,299,207and 15,081,947, respectively.	15	15
Additional paid-in capital	55,692	49,103
Retained earnings	102,062	83,129
Accumulated other comprehensive income (loss), net of tax:
Pensions	(6,635)	(7,282)
Cash flow hedges	119	(90)
Foreign currency translation adjustment	(544)	93
TOTAL SHAREHOLDERS' EQUITY	150,709	124,968
	$335,030	$218,938

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SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)
(In thousands)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,389	$13,138
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,745	4,081
Provision for bad debts - accounts receivable	409	814
Share-based compensation expense	1,867	1,654
Deferred income tax benefit	(278)	(586)
Gain on sale of property, plant and equipment	-	(1,018)
Change in fair value of acquisition-related contingent liabilities	(1,212)	115

Changes in assets and liabilities, net of acquisition of business
Accounts receivable - trade	(5,542)	(1,746)
Accounts receivable - other	(401)	931
Contract assets	(3,779)	-
Inventories	5,742	3,270
Prepaid expenses and other current assets	(226)	(189)
Other assets	(2,343)	(2,756)
Accounts payable and other current liabilities	(1,077)	(725)
Long-term pension liability	292	(529)
Other long-term liabilities	(283)	977
Net cash provided by operating activities	11,303	17,431

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(3,881)	(2,518)
Acquisition of businesses, net of acquired cash	(85,597)	(766)
Proceeds from disposals of property, plant and equipment	-	2,858
Net cash used in investing activities	(89,478)	(426)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	170,713	72,543
Repayment of long-term debt	(91,423)	(75,707)
Payment of cash dividends	(4,335)	(3,874)
Payment of acquisition-related contingent liabilities	(3,032)	(1,800)
Proceeds received on exercise of stock options	432	1,218
Purchase of common stock	(268)	-
Tax benefit from vesting of acquisition-related restricted stock	445	650
Tax withholding on exercise of stock rights	(17)	(421)

Net cash provided by (used in) financing activities	72,515	(7,391)

Effect of currency exchange rates on cash	(174)	46

Net (decrease) increase in cash and cash equivalents	(5,834)	9,660

Cash and cash equivalents balance, beginning of year	8,130	3,649

Cash and cash equivalents balance, end of period	$2,296	$13,309